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                                                                    EXHIBIT 99.7

CHANGES IN SECURITIES, USE OF PROCEEDS AND ISSUER PURCHASES OF EQUITY SECURITIES

      On April 14, 2004, and on April 26, 2004, we, as borrower, entered into Credit Agreements for, respectively, $400 million and $100 million with Citibank N.A. Each Credit Agreement limits the payment of quarterly dividends to no greater than $.05 per common share. This restriction will be removed if certain conditions, including our attaining an investment grade rating from both Moody's Investors Service and Standard & Poor's, are met.

                                     99.7-1